Exhibit 99.1

Fresh2 Group Ltd. Announces Receipt of a Bid Deficiency Notice from Nasdaq

New York, NY, Jan. 31, 2024 (GLOBE NEWSWIRE) -- Fresh2 Group Ltd. (NASDAQ: FRES) (“Fresh2” or “the Company”), a  B2B e-commerce and supply chain management company within the restaurant and food industry, today announced that on January 26, 2024, it received a deficiency notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) informing the Company that it failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the American Depositary Shares (“ADSs”) of the Company for the 30 consecutive business days prior to the date of the Notice from Nasdaq.

Nasdaq’s Notice has no immediate effect on the listing of the Company’s ADSs on The Nasdaq Capital Market. Pursuant to the Notice, the Company has been provided an initial compliance period of 180 calendar days, or until July 24, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the ADSs must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to July 24, 2024.

If the Company is unable to regain compliance by July 24, 2024, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, Nasdaq will notify the Company of its determination to delist the ADSs, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of the ADSs and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

About Fresh2 Group Limited

Fresh2 Group Limited is engaged in the business-to-business e-commerce and supply chain sectors. Committed to helping restaurants lower procurement costs and improve efficiency, Fresh2 utilizes an advanced supply chain management system. By applying strategic digital technologies and innovative business models, Fresh2 is driving the online transformation of the restaurant supply industry. Fresh2 aims to refine restaurant operations, adding significant value to the food industry, and building a global network of restaurateurs in the digital age. For more information, visit: https://fresh2.co/investors.

For investor and media inquiries, please contact:

Xiaoyu Li
Phone: +1- 917 397 6890
Email: fayeli@fresh2.co

Safe Harbor Statement

This announcement contains forward-looking statements as defined under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, formulated in accordance with the ’safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. These statements, reflecting the Company’s projections about its future financial and operational performance, employ terms like ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘target,’ ‘aim,’ ‘predict,’ ‘outlook,’ ‘seek,’ ‘goal,’ ‘objective,’ ‘assume,’ ‘contemplate,’ ‘continue,’ ‘positioned,’ ‘forecast,’ ‘likely,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately,’ and similar expressions to convey the uncertainty of future events or outcomes. These forward-looking statements are based on the Company’s current expectations, assumptions, and projections, involving judgments about future economic conditions, competitive landscapes, market dynamics, and business decisions, many of which are inherently challenging to predict accurately and are largely beyond the Company’s control. Additionally, these statements are subject to a multitude of known and unknown risks, uncertainties, and other variables that could significantly diverge the Company’s actual results from those depicted in any forward-looking statement. These factors include, but are not limited to, varying economic conditions, competitive pressures, and regulatory changes. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.